Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2018 Results

Strong Results Driven by Growth Product Momentum; Investing to Accelerate Long Term Organic Growth; Announces Board Chairman Succession Plan

Boston, February 14, 2019 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the fourth quarter and fiscal year ended December 31, 2018.

Fourth quarter 2018 highlights include:

•	GAAP revenue was $310.2 million and non-GAAP revenue was $310.7 million
•	GAAP net income was $25.4 million or $0.49 per diluted share and non-GAAP net income was $75.5 million or $1.47 per diluted share
•	EBITDA was $97.4 million or 31.4% of GAAP revenue and Adjusted EBITDA was $118.7 million or 38.2% of non-GAAP revenue
•	Cash flow from operations was $73.2 million or 23.5% of non-GAAP revenue, and Adjusted cash flow from operations was $86.8 million or 27.9% of non-GAAP revenue
•	Total GAAP deferred revenue was $379.3 million
•	The Company closed the quarter with cash and cash equivalents of $148.7 million and $200.0 million of borrowings under its existing credit agreement

Fiscal year 2018 highlights include:

•	GAAP revenue was $1.204 billion and non-GAAP revenue was $1.208 billion
•	GAAP net income was $74.4 million or $1.42 per diluted share and non-GAAP net income was $283.0 million or $5.39 per diluted share
•	EBITDA was $387.1 million or 32.2% of GAAP revenue and Adjusted EBITDA was $446.1 million or 36.9% of Non-GAAP revenue
•	Cash flow from operations was $404.0 million or 33.5% of non-GAAP revenue and Adjusted cash flow from operations was $443.0 million or 36.7% of non-GAAP revenue
•	$309.3 million returned to stockholders; $247.1 million of share repurchases and $62.2 million of dividends

“LogMeIn had a strong fourth quarter with all key metrics exceeding guidance, and perhaps more importantly, we closed the year with significant momentum in each of our growth markets,” said Bill Wagner, President and CEO of LogMeIn.  “As we enter 2019, we believe we are poised to enter a new era of growth in which LogMeIn can achieve leadership positions in Unified Communications & Collaboration, Identity and Access Management, and Customer Engagement and Support.  We are now embarking on an investment plan designed to accelerate growth in ways that we expect will allow us to exit 2019 growing more rapidly and give us a line of sight to double-digit organic growth.”

Chairman Succession Plan

The Company is announcing a board succession plan whereby the Company’s co-founder and Chairman, Michael K. Simon, will resign from the board, effective upon the conclusion of the Company’s Annual Meeting of Stockholders on May 30, 2019 and his position as Chairman effective March 1, 2019.  The Board has named Robert Calderoni, who is currently serving as a member of the Board, to succeed Mr. Simon as the Company’s Chairman.

“The success of LogMeIn is one of the brightest spots of my career in technology, and it has been my privilege to work with such an amazing group of talented people around the world.  As I step down to pursue a new personal business interest, I leave with the utmost confidence in the executive leadership team,” said Michael Simon, co-founder of LogMeIn.  “I fully support our strategic plans to invest in growth and believe they will lead to the creation of long-term enduring value”.

Restructuring Plan

In order to help fund these growth initiatives, the Company will undertake a global restructuring plan designed to streamline our organization and reallocate resources to better align with our growth acceleration goals.  The Company expects to substantially complete this restructuring by the end of fiscal year 2019.  Upon completion of the plan, the Company expects to achieve annualized cost savings of approximately $26 million.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.325 per share dividend on March 12, 2019 to stockholders of record as of February 25, 2019.  The Company currently has approximately 50.8 million shares of common stock outstanding.

Business Outlook

Based on information available as of February 14, 2019, the Company is issuing guidance for the first quarter 2019 and fiscal year 2019.

First Quarter 2019:  The Company expects first quarter non-GAAP revenue to be in the range of $304 million to $306 million.  The Company expects first quarter GAAP revenue to be in the range of $303 million to $305 million.  Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $65 million to $67 million, or approximately 22% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $94 million to $96 million, or approximately 31% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $57 million to $59 million, or $1.12 to $1.15 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $16 million in stock-based compensation expense, $3 million in acquisition and litigation-related costs, $61 million of amortization expense of acquired intangible assets, and $9 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 25% and GAAP net income assumes a tax benefit of approximately $2 million for the first quarter. Non-GAAP net income per diluted share is based on an estimated 51.1 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 50.7 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $11 million to $9 million, or $0.21 to $0.17 per share.

Fiscal year 2019:  The Company expects full year 2019 non-GAAP revenue to be in the range of $1.250 billion to $1.260 billion.  The Company expects full year 2019 GAAP revenue to be in the range of $1.249 billion to $1.259 billion.  Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $300 million to $305 million, or approximately 24% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $407 million to $412 million, or approximately 33% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $248 million to $252 million, or $4.90 to $4.97 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $77 million in stock-based compensation expense, $13 million in acquisition and litigation-related costs, $244 million of amortization expense of acquired intangible assets, and $16 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net income for the fiscal year assumes a tax benefit of approximately $1 million.  Non-GAAP net income per diluted share is based on an estimated 50.6 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 49.9 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $17 million to $13 million, or $0.34 to $0.25 per share.

Conference Call Information for Today, Thursday, February 14, 2019

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today.  To access the conference call, dial 888-378-4398 and enter passcode 963505.  A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter.  Please note that we have also added a presentation to our investor relations website to accompany this call.  An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 14, 2019 until 8:00 p.m. Eastern Time on February 21, 2019, by dialing 888-203-1112 and entering passcode 9493618.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue.
•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•

Adjusted EBITDA is EBITDA excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.
•

Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, litigation-related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.
•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.
•	Adjusted cash flow from operations excludes acquisition, restructuring, disposition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North and South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s plans and investments to accelerate revenue growth, the Company’s global restructuring plan and the cost savings expected to result from the restructuring, the performance of the Company’s key growth areas, including Customer Engagement, Identity and Unified Communications and the Company's financial guidance for the first quarter of 2019 and fiscal year 2019. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company's solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company's ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company's ability to continue to promote and maintain its brand in a cost-effective manner, the Company's ability to compete effectively, the Company's ability to develop and introduce new products and add-ons or enhancements to existing products, the Company's ability to manage growth, the Company's ability to attract and retain key personnel, the Company's ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$252,402	$148,652
Accounts receivable, net	93,949	95,354
Prepaid expenses and other current assets	52,473	83,887
Total current assets	398,824	327,893
Property and equipment, net	92,154	98,238
Restricted cash, net of current portion	1,795	1,840
Intangibles, net	1,149,597	1,059,988
Goodwill	2,208,725	2,400,390
Other assets	6,483	41,545
Deferred tax assets	530	6,059
Total assets	$3,858,108	$3,935,953

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,232	$35,447
Accrued liabilities	82,426	119,379
Deferred revenue, current portion	340,570	369,780
Total current liabilities	445,228	524,606
Long-term debt	—	200,000
Deferred revenue, net of current portion	6,735	9,518
Deferred tax liabilities	221,407	201,212
Other long-term liabilities	20,997	25,929
Total liabilities	694,367	961,265
Equity:
Common stock	560	567
Additional paid-in capital	3,276,891	3,316,603
Accumulated earnings	50,445	84,043
Accumulated other comprehensive income	15,570	2,133
Treasury stock	(179,725)	(428,658)
Total equity	3,163,741	2,974,688
Total liabilities and equity	$3,858,108	$3,935,953

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Revenue	$276,036	$310,198	$989,786	$1,203,992
Cost of revenue	55,423	72,854	203,203	281,481
Gross profit	220,613	237,344	786,583	922,511
Operating expenses:
Research and development	40,296	40,153	156,731	169,409
Sales and marketing	88,345	100,399	346,961	382,997
General and administrative	39,906	33,462	160,366	145,453
Gain on disposition of assets	—	—	—	(33,910)
Amortization of acquired intangibles	37,155	43,841	134,342	172,539
Total operating expenses	205,702	217,855	798,400	836,488
Income (loss) from operations	14,911	19,489	(11,817)	86,023
Interest income	465	337	1,389	1,671
Interest expense	(320)	(2,128)	(1,408)	(6,342)
Other income (expense), net	(114)	(153)	(141)	(556)
Income (loss) before income taxes	14,942	17,545	(11,977)	80,796
(Provision for) benefit from income taxes	78,379	7,843	111,500	(6,425)
Net income (loss)	$93,321	$25,388	$99,523	$74,371

Net income (loss) per share:
Basic	$1.77	$0.50	$1.97	$1.44
Diluted	$1.74	$0.49	$1.93	$1.42
Weighted average shares outstanding:
Basic	52,615	50,995	50,433	51,814
Diluted	53,614	51,353	51,463	52,496

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Revenue	$276,036	$310,198	$989,786	$1,203,992
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3,887	533	34,314	3,718
Non-GAAP Revenue	$279,923	$310,731	$1,024,100	$1,207,710

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$14,911	$19,489	$(11,817)	$86,023
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3,887	533	34,314	3,718
Stock-based compensation expense	18,037	16,914	67,292	65,734
Acquisition related costs	8,410	3,806	59,802	22,880
Litigation related expenses	988	107	2,348	584
Amortization of acquired intangibles	50,415	62,158	183,018	245,244
Gain on disposition of assets	—	—	—	(33,910)
Effect of acquisition accounting on internally capitalized software development costs	(4,067)	(749)	(20,092)	(8,385)
Non-GAAP Operating income	92,581	102,258	314,865	381,888
Interest and other income (expense), net	31	(1,944)	(160)	(5,227)
Non-GAAP Income before income taxes	92,612	100,314	314,705	376,661
Non-GAAP Provision for income taxes (1)	(28,108)	(24,828)	(95,513)	(93,637)
Non-GAAP Net income	$64,504	$75,486	$219,192	$283,024

Non-GAAP net income per diluted share	$1.20	$1.47	$4.26	$5.39
Diluted weighted average shares outstanding used in
computing per share amounts	53,614	51,353	51,463	52,496

(1)

Non-GAAP provision for income taxes excludes a net tax benefit of $86 million related to the U.S. Tax Act recorded in the fourth quarter of 2017 and a net tax benefit of $11 million related to an integration-related realignment of some of the Company's intellectual property recorded in the fourth quarter of 2018.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
GAAP Net income (loss)	$93,321	$25,388	$99,523	$74,371
Add Back:
Interest and other (income) expense, net	(31)	1,944	160	5,227
Income tax provision (benefit)	(78,379)	(7,843)	(111,500)	6,425
Amortization of acquired intangibles	50,415	62,158	183,018	245,244
Depreciation and amortization expense	12,146	15,732	38,303	55,827
EBITDA	77,472	97,379	209,504	387,094
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3,887	533	34,314	3,718
Stock-based compensation expense	18,037	16,914	67,292	65,734
Gain on disposition of assets	—	—	—	(33,910)
Acquisition related costs	8,410	3,806	59,802	22,880
Litigation related expenses	988	107	2,348	584
Adjusted EBITDA	$108,794	$118,739	$373,260	$446,100
EBITDA Margin	28.1%	31.4%	21.2%	32.2%
Adjusted EBITDA Margin	38.9%	38.2%	36.4%	36.9%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
	(in thousands)		(in thousands)
Cost of revenue	$1,311	$1,242	$5,222	$4,997
Research and development	6,061	4,637	22,103	18,869
Sales and marketing	4,047	4,207	16,155	15,995
General and administrative	6,618	6,828	23,812	25,873
Total stock based-compensation	$18,037	$16,914	$67,292	$65,734

LogMeIn, Inc.

Calculation of Projected 2019 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	March 31, 2019	December 31, 2019
GAAP Revenue	$303 - $305	$1,249 - $1,259
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	1
Non-GAAP Revenue	$304 - $306	$1,250 - $1,260

Calculation of Projected 2019 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended	Twelve Months Ended
	March 31, 2019	December 31, 2019
GAAP Net loss	$(11) - $(9)	$(17) - $(13)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	1
Stock-based compensation expense	16	77
Acquisition and litigation related costs	3	13
Amortization of acquired intangibles	61	244
Restructuring charges	9	16
Income tax effect of non-GAAP items	(22)	(86)
Non-GAAP Net income	$57 - $59	$248 - $252

GAAP net loss per share	$(0.21) - $(0.17)	$(0.34) - $(0.25)
Non-GAAP net income per diluted share	$1.12 - $1.15	$4.90 - $4.97
Weighted average shares outstanding used in computing net loss per share	50.7	49.9
Diluted weighted average shares outstanding used in computing net income per share	51.1	50.6

Calculation of Projected 2019 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	March 31, 2019	December 31, 2019
GAAP Net loss	$(11) - $(9)	$(17) - $(13)
Add Back:
Interest and other (income) expense, net	2	8
Income tax provision (benefit)	(2)	(1)
Amortization of acquired intangibles	61	244
Depreciation and amortization expense	15	66
EBITDA	$65 - $67	$300 - $305
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	1
Stock-based compensation expense	16	77
Acquisition and litigation related costs	3	13
Restructuring charges	9	16
Adjusted EBITDA	$94 - $96	$407 - $412
EBITDA Margin	22%	24%
Adjusted EBITDA Margin	31%	33%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Cash flows from operating activities
Net income	$93,321	$25,388	$99,523	$74,371
Adjustments to reconcile net income to net cash
provided by operating activities:
Stock-based compensation	18,037	16,914	67,292	65,734
Depreciation and amortization	62,560	77,889	221,321	301,071
Gain on disposition of assets, excluding transaction costs	—	—	—	(36,281)
Benefit from deferred income taxes	(109,172)	(23,395)	(156,831)	(57,456)
Other, net	660	490	2,266	1,771
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	(10,138)	(8,551)	(16,618)	7,751
Prepaid expenses and other current assets	(18,212)	(22,145)	(22,819)	(13,671)
Other assets	578	(3,765)	1,569	(16,596)
Accounts payable	(15,158)	(2,471)	(5,004)	11,104
Accrued liabilities	(21,232)	5,697	15,354	26,811
Deferred revenue	17,901	7,385	93,036	35,416
Other long-term liabilities	13,792	(261)	17,108	4,014
Net cash provided by operating activities (1)	32,937	73,175	316,197	404,039
Cash flows from investing activities
Proceeds from sale or disposal or maturity of marketable securities	13,995	—	55,598	—
Purchases of property and equipment	(13,313)	(9,375)	(36,635)	(30,965)
Intangible asset additions	(7,813)	(8,081)	(29,706)	(34,219)
Cash paid for acquisition, net of cash acquired	(3,188)	—	(22,348)	(342,072)
Restricted cash acquired through acquisitions	202	—	1,181	-
Proceeds from disposition of assets	—	—	—	42,394
Net cash used in investing activities	(10,117)	(17,456)	(31,910)	(364,862)
Cash flows from financing activities
Borrowings under credit facility	—	—	—	200,000
Repayments under credit facility	—	—	(30,000)	—
Proceeds from issuance of common stock upon option exercises	148	—	6,511	3,831
Payments of withholding taxes in connection with restricted stock unit vesting	(2,285)	(1,126)	(34,474)	(30,617)
Payment of debt issuance costs	(39)	—	(2,032)	—
Dividends paid on common stock	(13,151)	(15,302)	(52,269)	(62,202)
Purchase of treasury stock	(18,154)	(56,914)	(69,229)	(247,144)
Net cash used in financing activities	(33,481)	(73,342)	(181,493)	(136,132)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,012	(1,336)	8,080	(6,762)
Net increase (decrease) in cash, cash equivalents and restricted cash	(9,649)	(18,959)	110,874	(103,717)
Cash, cash equivalents and restricted cash, beginning of period	263,930	169,451	143,335	254,209
Cash, cash equivalents and restricted cash, end of period	$254,281	$150,492	$254,209	$150,492

(1)	Cash flows from operating activities includes the following acquisition, disposition, and litigation-related payments:
(a)

Cash flows from operating activities includes transaction, transition, and integration-related payments, including retention-based bonus payments, for acquisitions and dispositions of $8.7 million and $1.9 million for the three months ended December 31, 2017 and 2018, respectively and $53.0 million and $18.7 million for the twelve months ended December 31, 2017 and 2018, respectively

(b)

Cash flows from operating activities includes acquisition-related retention-based bonus payments of $11.4 million and $0.6 million for the three months ended December 31, 2017 and 2018, respectively, and $11.7 million and $3.7 million for the twelve months ended December 31, 2017 and 2018, respectively.

(c)

Cash flows from operating activities includes litigation-related payments of $1.1 million and $0.3 million for the three months ended December 31, 2017 and 2018, respectively, and $1.6 million and $1.5 million for the twelve months ended December 31, 2017 and 2018, respectively.

(d)

Cash flows from operating activities includes tax payments from the gain on the Xively disposition and an integration-related realignment of some of the Company's intellectual property of $10.9 million for the three months ended December 31, 2018 and $15.1 million for the twelve months ended December 31, 2018.

Adjusted cash flows from operations adds back the items in (a), (b), (c), and (d) above and sums to $54.1 million and $86.8 million for the three months ended December 31, 2017 and 2018, respectively, and $382.5 million and $443.0 million for the twelve months ended December 31, 2017 and 2018, respectively.